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EXHIBIT 23.1

Michael Johnson & Co., LLC
Certified Public Accountants
9175 East Kenyon Ave., Suite 100
Denver, Colorado 80231
Michael B. Johnson C.P.A.                              Telephone: (303) 796-0099
Member: A.I.C.P.A.                                           Fax: (303) 796-0137
Colorado Society of C.P.A.s

April 21, 2003

                         CONSENT OF INDEPENDENT AUDITOR

The above named CPA firm consents to the inclusion in the registration statement on Form SB-2 of our reports dated September 6, 2002 and our report dated July 6, 2001, and the audited financial statements for Time Lending California, Inc. for the fiscal years ended June 30, 2002 and 2001.

/s/ MICHAEL JOHNSON & CO. LLC

Michael B. Johnson, CPA